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                                                                    EXHIBIT 10.6

                                 PROMISSORY NOTE


$250,000.00                                                  Miami, Florida
                                                             As of March 6, 2002


         FOR VALUE RECEIVED, NETFRAN DEVELOPMENT CORP., a Florida corporation ("Borrower"), promises to pay to NETVERTISE, INC. ("Lender"), the principal sum of Two Hundred Fifty Thousand Dollars ($250,000.00) on March 6, 2004 (the "Maturity Date"). Principal, interest, and any other amount payable hereunder to Lender are payable at 2801 N.E. 208th Terrace, 2nd Floor, Aventura, Florida 33180 or such other place as Lender may direct.

        1. INTEREST. Interest hereunder shall accrue on the unpaid principal amount hereof at the rate of 7% per annum until the Maturity Date and shall be paid each June 6, September 6, December 6 and March 6 commencing on June 6, 2002. After the Maturity Date, interest shall accrue at the rate of 12% per annum on the unpaid principal and interest until paid in full and such interest shall be payable on demand.

         2. PREPAYMENTS. This Note may be prepaid in full or in part at any time, without premium or penalty. Any amount prepaid by Borrower will be applied first to accrued interest and then to principal.

        3. EXPENSES OF COLLECTION. In addition to, and not in limitation of, the foregoing, the Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys' fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder that are not paid when due.

         4. USURY. In no event shall the rate of interest paid hereunder exceed the maximum rate of interest allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt.

        5. WAIVERS; GENERAL. Borrower and all endorsers waives demand, protest and notice of demand, protest and nonpayment, and hereby consents to: (i) any and all extensions in the time for making payments under this Note as the Lender, in its sole discretion, may grant from time to time, (ii) the release of any party liable for payment of the obligations hereunder. Borrower further waives exhaustion of legal remedies and the right to plead any and all statutes of limitation as a defense to any demand on this Note or to any agreement to pay the same. All of the obligations herein contained shall be binding upon Borrower and Borrower's successors, and assigns. All obligations of Borrower shall inure to the benefit of the successors and assigns of Lender. In any action or proceeding to recover any sums herein provided for, no defense of adequacy of security or that resort must first be had to security or to any other person shall be asserted.


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        6. ACCELERATION. If default be made for fifteen (15) days in the payment of any installment of interest herein provided then, or at any time thereafter, at Lender's option, the whole of the principal sum then remaining unpaid hereunder, together with all interest accrued thereon shall immediately become due and payable upon written notice to Borrower.

         7. GOVERNING LAW. This Note shall be enforced and construed in accordance with the laws of the State of Florida. Time is of the essence of this Note and of each and every provision hereof.

"BORROWER"

NETFRAN DEVELOPMENT CORP.
A Florida corporation


By:   /s/ELLIOT KRASNOW
     ------------------------------------------------
       ELLIOT KRASNOW, President


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